SIMAT, HELLIESEN & EICHNER, INC.
                                 90 Park Avenue
                               New York, NY 10016


                                 April 21, 2003




CONTINENTAL AIRLINES, INC.
1600 Smith Street
Houston, TX  77002

          Re:  Registration Statement on Form S-4 of Continental
               Airlines,  Inc. relating to Floating Rate Secured Notes
               Due 2007
               -------------------------------------------------------

Ladies and Gentlemen:

          We consent to the use of the reports, dated as of October 31, 2002 and January 24, 2003, prepared by us with respect to the spare parts referred to therein, to the summary of such reports in the text under the headings "Prospectus Summary--Collateral", "Risk Factors--Risk Factors Relating to the Notes and the Exchange Offer--Appraisal and Realizable Value of Collateral" and "Description of the Appraisal" in the above-captioned Registration Statement and to the references to our name under the headings "Prospectus Summary--Collateral", "Risk Factors--Risk Factors Relating to the Notes and the Exchange Offer--Appraisal and Realizable Value of Collateral", "Description of the Notes--Collateral--Appraisals and Maintenance of Ratios", "Description of the Appraisal" and "Experts" in such Registration Statement.

                                        Sincerely,

                                        SIMAT, HELLIESEN & EICHNER, INC.


                                        /S/ CLIVE G. MEDLAND
                                        ----------------------------------------
                                        Name:  Clive G. Medland
                                        Title: Senior Vice President